EXHIBIT 9

GUARANTY

This GUARANTY (this “Guaranty”) is dated as of the 12th day of December, 2011 by LDK Holdco, LLC, a Delaware limited liability company (the “Guarantor”).

WHEREAS, (i) Lowell D. Kraff (the “Borrower”), (ii) Midland National Life Insurance Company, an Iowa corporation, NZC Guggenheim Fund LLC, a Delaware limited liability company, and Security Benefit Life Insurance Company, a Kansas corporation (each of the entities in this clause (ii) is referred to individually as a “Lender,” and collectively as the “Lenders”), (iii) Guggenheim Corporate Funding, LLC, a Delaware limited liability company, as Account Holder, and (iv) Guggenheim Corporate Funding, LLC, a Delaware limited liability company, as Collateral Agent, have entered into a Note Purchase Agreement dated the date hereof (the “Note Purchase Agreement”); and

WHEREAS, the Guarantor is financially interested in the Borrower and has agreed to guarantee pursuant to the terms and conditions set forth in this Guaranty (the following items collectively are referred to as the “Obligations”):  (i) the payment by the Borrower of all amounts due and payable under the promissory notes issued by the Borrower to the Lenders on the date hereof (the “Notes”) pursuant to the Note Purchase Agreement and (ii) the performance by the Borrower of its obligations pursuant to the Notes.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

The Guarantor hereby unconditionally guarantees to the Lenders the full and prompt payment and performance of the Obligations on the terms and conditions set forth in this Guaranty.

If an Event of Default (as such term is defined in the Notes) shall have occurred, the Guarantor shall pay to the Lenders, upon written notice thereof and in immediately available funds, the full amount of the Obligations not theretofore satisfied by the Borrower with respect to the Notes.

To secure the prompt payment of Guarantor’s liabilities hereunder, Guarantor (a) pledges and grants to Collateral Agent, as agent for the Lenders, (i) a security interest in and to all of Guarantor’s rights and interests, now owned or hereafter acquired, in 2.656 Common Units of Diamond Resorts Parent, LLC, a Nevada limited liability company (“DRP”), owned directly or indirectly by Guarantor (the “Pledged DRP Units”), (ii) all substitutions, replacements of and additions to the Pledged DRP Units, including without limit, any cash distributions with respect to the Pledged DRP Units, and (iii) all proceeds of the foregoing, and (b) authorizes Collateral Agent or any of the Lenders to file a financing statement necessary to perfect the security interest of Lenders hereunder.

The Guarantor hereby agrees that, except as hereinafter provided, its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity or enforceability of the Obligations or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect the Obligations from the Borrower, any other guarantor of the Obligations or any other party obligated with respect to the Obligations or other action to enforce the same, (iii) the waiver or consent by the Lender with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement now or hereafter executed by the Borrower and delivered to the Collateral Agent or any of the Lenders, (iv) failure by the Collateral Agent or any of the Lenders to take any steps to perfect and maintain a security interest in, or to preserve its rights to, any security or collateral for the Obligations, (v) the Collateral Agent’s or any of the Lender’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any of the Lender’s claim(s) for repayment of the Obligations, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

The Guarantor hereby waives presentment, demand of payment, notice of dishonor and protest with respect to the Obligations.

The Guarantor hereby represents and warrants to the Lenders as follows:

(i)	The Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Guarantor has all requisite power and authority to enter into and perform its obligations under this Guaranty by this Agreement.

(ii)	The execution, delivery and performance by the Guarantor of this Guaranty, and the consummation and performance by the Guarantor of the transactions contemplated hereby, have been duly authorized by all necessary limited liability company action of the Guarantor. This Guaranty has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). All proceedings or actions required to be taken by the Guarantor relating to the execution and delivery of this Guaranty and to the consummation and performance of the transactions contemplated hereby (including the pledge of the Pledged DRP Units) have been taken.

(iii)	The execution, delivery or performance by the Guarantor of this Guaranty, and the consummation by the Guarantor of the transactions contemplated hereby, and compliance by the Guarantor with the terms and provisions hereof, will not (i) conflict with the organizational documents of the Guarantor, (ii) conflict with, or result in the breach or termination of, or constitute a default (with or without notice or lapse of time, or both) under or result in the termination or suspension of, or accelerate the performance required by any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument to which the Guarantor or any of its subsidiaries is a party or by which any of its properties or assets is bound, (iii) constitute a violation by the Guarantor of any law applicable to the Guarantor, its subsidiaries or their respective properties or assets or (iv) except as provided herein, result in the creation of any mortgage, claim, lien, pledge, security interest, option, charge, restriction, voting trust agreement, encumbrance and legal and/or equitable claim of any kind upon any of the properties or assets of the Guarantor or its subsidiaries. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by the Guarantor or its subsidiaries in connection with the execution, delivery and performance of this Guaranty, the consummation by the Guarantor of the transactions contemplated hereby, or the pledge of the Pledged DRP Units hereunder.

(iv)	Except for the security interest created pursuant to this Guaranty, Guarantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all liens, claims or encumbrances, of the Pledged DRP Units; (ii) all of the Pledged DRP Units are duly authorized, validly issued, fully paid and nonassessable; (iii) Guarantor has the right and requisite authority to pledge the Pledged DRP Units as provided in this Guaranty; and (iv) all actions necessary or desirable to perfect and establish the first priority of, or otherwise protect, Lenders’ security interest in the Pledged DRP Units, and any proceeds thereof, have been duly taken, upon the execution and delivery of this Agreement and the filing of financing statements in the applicable jurisdiction with respect to the Pledged DRP Units. None of the Pledged DRP Units has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(v)	The limited liability company interests issued pursuant to the Fourth Amended and Restated Operating Agreement dated as of July 21, 2011 (the “DRP Operating Agreement”) of DRP, (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute securities of an investment company that is required to be registered under the Investment Company Act of 1940, as amended, and (iii) are not held by the Guarantor in a “securities account” (as that term is defined in the Nevada Uniform Commercial Code). In addition, neither the DRP Operating Agreement nor any other agreements governing any of the Pledged DRP Units, provide that the Pledged DRP Units are securities governed by Article 8 of the Nevada Uniform Commercial Code.

(vi)	This Guaranty creates a valid security interest in the Pledged DRP Units securing the payment of the indebtedness evidenced by this Guaranty and the Notes. All filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing Guarantor, as debtor, and Collateral Agent on behalf of the Lenders, as secured party, in Delaware. Upon the making of such filings, Lenders shall have a first priority perfected security interest in the Pledged DRP Units. All action by the Borrower necessary to protect and perfect such security interest on the Pledged DRP Units has been duly taken.

From time to time, at its own expense, Guarantor will promptly execute and deliver all further instruments and documents, and take all further action, that Collateral Agent, on behalf of one or more of the Lenders, or any Lender may reasonably request, in order to perfect and protect the security interest granted pursuant to this Guaranty, to create, perfect or protect the security interest purported to be granted by this Guaranty or to enable Collateral Agent, on behalf of one or more of the Lenders, or any Lender to exercise and enforce its rights and remedies hereunder or under the Notes with respect to any of the Pledged DRP Units.  Guarantor authorizes the filing by Collateral Agent, on behalf of the Lenders, or any Lender of financing or continuation statements, or amendments thereto, and Guarantor will execute and deliver to Collateral Agent or any such Lender such other instruments or notices, as Collateral Agent or any such Lender may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted under this Guaranty.

Guarantor agrees to pay on demand all costs and expenses, if any (including counsel fees and expenses of outside counsel and of internal counsel), incurred by Collateral Agent or the Lenders in connection with the collection and enforcement (whether through negotiations, legal proceedings or otherwise) of the Notes or this Guaranty, including reasonable counsel fees and expenses in connection with the enforcement of rights under this paragraph.

Any notices or communications to be sent hereunder by the Guarantor, the Collateral Agent or the Lenders shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent via facsimile or e-mail, to the parties as set forth below or at such other addresses as may be furnished in writing.

To the Guarantor at:

LDK Holdco, LLC
10600 West Charleston Boulevard
Las Vegas, NV 89135
Attention: David F. Palmer
Facsimile: (702) 798-8840
Email: david.palmer@diamondresorts.com

with a copy to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Suite 1900
Chicago, IL 60661
Attention: Howard S. Lanznar
Facsimile: (312) 902-1061
Email: howard.lanznar@kattenlaw.com

To a Lender at its address shown in Schedule I to this Guaranty, with copies, which shall not constitute notice, to:

Guggenheim Partners
100 Wilshire Boulevard – Suite 500
Santa Monica, California 90401
Attention: Zachary D. Warren
Facsimile: (310) 576-1271
Email: zachary.warren@guggenheimpartners.com

and

Guggenheim Investment Management, LLC
135 East 57th Street
New York, New York 10022
Attention: William Hagner
Facsimile: (212) 644-8396

and

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attention: Richard W. Astle
Facsimile: (312) 853-7036
Email: rastle@sidley.com

To the Collateral Agent at:

Guggenheim Corporate Funding, LLC
135 East 57th Street
New York, New York 10022
Attention:  Kaitlin Trinh
Facsimile:  (212) 651-0840

with copies, which shall not constitute notice, to:

Guggenheim Partners
100 Wilshire Boulevard – Suite 500
Santa Monica, California 90401
Attention: Zachary D. Warren
Facsimile: (310) 576-1271
Email: zachary.warren@guggenheimpartners.com

and

Guggenheim Investment Management, LLC
135 East 57th Street
New York, New York 10022
Attention: William Hagner
Facsimile: (212) 644-8396

and

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attention: Richard W. Astle
Facsimile: (312) 853-7036
Email: rastle@sidley.com

Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

This Guaranty is submitted to the Lenders at the Collateral Agent’s principal place of business and shall be deemed to have been made thereat.  This Guaranty shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and in all other respects by the law, statutes and decisions of the State of Nevada.  The Guarantor, in order to induce the Lenders to accept this Guaranty, agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to, or from, this Guaranty shall be litigated, at the discretion and election of Collateral Agent or any Lender, only in courts having jurisdiction within Clark County, Nevada.  The Guarantor hereby consents and submits to the jurisdiction of any local, state or federal court located within said city and state.  The Guarantor hereby waives any right it may have to transfer or change the venue of any litigation brought against the Guarantor in accordance with this paragraph.  The Guarantor, the Collateral Agent and the Lenders hereby irrevocably waive the right to trial by jury with respect to any action in which the Collateral Agent, the Lenders and the Guarantor are parties which arises out of, relates to or is in connection with this Guaranty.

Delivery of an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  If delivered by telefacsimile or other electronic method of transmission, an original executed counterpart of this Agreement shall also be delivered but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first written above.

LDK HOLDCO, LLC

By:	/s/ Lowell D. Kraff
Name:	Lowell D. Kraff
Title:	Sole Member

[Signature Page to Guaranty]

SCHEDULE I

LENDER
Midland National Life Insurance Company

Address for Notices:

Midland National Life Insurance Company
c/o Guggenheim Partners Asset Management, LLC, as investment manager
135 East 57th Street, 6th Floor
New York, New York 10022

NZC Guggenheim Fund LLC Address for Notices: NZC Guggenheim Fund LLC c/o Guggenheim Investment Management, LLC, as investment manager 135 East 57th Street, 6th Floor New York, New York 10022
Security Benefit Life Insurance Company

Address for Notices:

Security Benefit Life Insurance Company
c/o Guggenheim Partners Asset Management, LLC, as investment manager
135 East 57th Street, 6th Floor
New York, New York 10022